SCHEDULE 14A
                           (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [X]
Filed by a Party Other than the Registrant   [ ]

Check the appropriate box:
[X] Preliminary Proxy Materials     [ ]  Confidential, For Use of the
                                          Commission only
[ ] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                      Contex Enterprise Group, Inc.
_____________________________________________________________________________
             (Name of Registrant as Specified in its Charter)
_____________________________________________________________________________
   (Name of Person Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:

_____________________________________________________________________________

 (2) Aggregate number of securities to which transaction applies:

_____________________________________________________________________________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________

 (4) Proposed maximum aggregate value of transaction:

_____________________________________________________________________________

 (5) Total fee paid:

_____________________________________________________________________________

    [ ] Fee previously paid with preliminary materials:

_____________________________________________________________________________

    [ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
_____________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
_____________________________________________________________________________

     (3) Filing Party:
_____________________________________________________________________________

     (4) Date Filed:
_____________________________________________________________________________

                                  PROXY

                       CONTEX ENTERPRISE GROUP, INC.

                   SOLICITED BY THE BOARD OF DIRECTORS

             For use at the December 11, 2000 Special Meeting

     The undersigned hereby appoints Michael Margolies and Robert I. Blackman as Proxies and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

(1) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME, MODIFY THE TERMS OF THE PREFERRED STOCK, AND ELIMINATE PROVISIONS REGARDING PERSONAL LIABILITY OF DIRECTORS FOR AN UNAUTHORIZED CHANGE OF THE COMPANY'S NAME.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN

(2)  PROPOSAL TO ADOPT THE 2000 STOCK AND STOCK OPTION PLAN.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN

and in their discretion upon such other business as may be properly brought before the Special Meeting of Shareholders of CONTEX ENTERPRISE GROUP, INC. to be held at the offices of Transportation Logistics Int'l, Inc., 136 Freeway Drive, East Orange, New Jersey on December 11, 2000 at 10:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

Date:_________________________

Signature:____________________

Print Name:___________________

Signature:____________________
          (if jointly held)

IMPORTANT: Please sign exactly as name appears on your stock certificate. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                    CONTEX ENTERPRISE GROUP, INC.
                           136 Freeway Drive
                         East Orange, NJ 07018

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON DECEMBER 11, 2000

     A Special Meeting of the Shareholders of Contex Enterprise Group, Inc. ("Contex") will be held on December 11, 2000 at the offices of Transportation Logistics Int'l, Inc., 136 Freeway Drive, East Orange, New Jersey at 10:00 A.M., local time, for the following purposes:

   (1) To approve an amendment to the Articles of Incorporation of Contex, which would have the effect of:

      - changing the company's corporate name to "Transportation Logistics Int'l, Inc.;
      - eliminating the provisions of the Articles of Incorporation which specify certain designations and rights for the holders of Contex' preferred stock; and
      - eliminating Article XV of the Articles of Incorporation which imposes personal liability on the directors and officers of Contex if the name of the company is changed without notice to the shareholders;

   (2)  To adopt the 2000 Stock and Stock Option Plan; and

   (3) To transact such other business as may properly come before the meeting.

   Stockholders of record as of the close of business on November 20, 2000 will be entitled to vote at the meeting.

   Enclosed is a proxy statement and form of proxy. Shareholders who do not expect to attend the Special Meeting are requested to sign and return the proxy in the enclosed envelope.

                                   By Order of the Board of Directors

                                   MICHAEL MARGOLIES,
                                   Secretary

                                   November 29, 2000

                 CONTEX ENTERPRISE GROUP, INC.
                       136 Freeway Drive
                     East Orange, NJ 07018

                        PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of CONTEX ENTERPRISE GROUP, INC. ("Contex") in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of the Shareholders of Contex. This notice of Special Meeting and Proxy Statement, and the accompanying proxy card have been mailed to the shareholders on or after November 29, 2000 for the purpose set forth in the notice of the Special Meeting.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee (c/o Contex) or by making a proxy bearing a later date or by appearing and voting at the Special Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposals identified in the proxy and accompanying Notice of Special Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of Contex. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Michael Margolies and Robert I. Blackman.

                  VOTING SECURITIES OUTSTANDING

     Stockholders of record entitled to vote will be determined as of the close of business on November 20, 2000. At that date, there were outstanding and entitled to vote 20,360,000 shares of common stock of Contex (constituting the only class of stock outstanding and entitled to vote at the meeting). Each share of common stock entitles the holder thereof to one vote.

     The following table sets forth the beneficial ownership of outstanding shares of Common Stock of Contex as of November 20, 2000 by any person who, to the knowledge of Contex, owns beneficially more than 5% of the outstanding Common Stock, by each Contex director, and by the directors and officers of Contex as a group. None of the persons identified below owns any securities of Contex other than the Common Stock listed below. All shares are owned of record and beneficially, except where otherwise noted.



Name and                  Amount and
Address of                Nature of      Percentage
Beneficial                Beneficial     of Outstanding
Owner (1)                 Ownership      Shares
=======================================================================
Michael Margolies         11,834,939(2)  58.1%
James Thorpe               1,440,093(3)  7.1%
Robert I. Blackman         1,256,808(4)  6.2%
All officers and          14,531,840    71.4%
 directors as
 a group (4 persons)
Rewico Investment Limited  2,487,432    12.2%
 Grosse Elbstrasse 279
 Hamburg, Germany 22767


(1) Except as otherwise noted, the address of each of these shareholders is c/o Transportation Logistics Int'l, Inc., 136 Freeway Drive, East Orange, NJ 07018
(2) Includes 2,618,350 shares owned by the Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies spouse, and the beneficiaries of the Trust are his spouse and children.
(3) Includes 125,681 shares owned by Mr. Thorpe's spouse.
(4) Represents shares owned by Mr. Blackman's spouse.

            AMENDMENT OF THE ARTICLES OF INCORPORATION
                   (Item #1 on the Proxy Card)

     The Board of Directors has approved three amendments to the Articles of Incorporation of Contex. For the reasons set forth below, the Board of Directors believes that the amendments are in the best interest of Contex and its shareholders. The Board of Directors recommends a vote FOR this proposal.

              Amendment to change the corporate name
            to "Transportation Logistics Int'l, Inc.

     Proposal. The Board of Directors proposes that the name of the corporation be changed from "Contex Enterprise Group, Inc." to "Transportation Logistics Int'l, Inc."

     Reasons for Proposal. Transportation Logistics Int'l, Inc. is the name of the New York corporation which recently became a wholly-owned subsidiary of Contex. It identifies the business of the company, and would help the investment community identify the company with the fast-growing logistics industry.

            Amendment to eliminate the provisions of
              the Articles of Incorporation which
            specify certain rights and designations
                    for the preferred stock

     Proposal. The Articles of Incorporation authorize Contex to issue 5,000,000 shares of preferred stock. At present, no shares of preferred stock are outstanding. The Articles at present provide that upon dissolution or winding up of the company, the preferred shareholders as a group will receive 10% of the net assets of the company prior to distribution of any assets to the holders of common stock. The Proposal would eliminate this latter provision, and leave to the discretion of the Board of Directors the designation of rights for the preferred stock.

     Reasons for Proposal. The ability to issue preferred stock is useful to the company as a means of raising funds when needed or for making acquisitions. To provide maximum utility, the Board of Directors should have flexibility in designing the preferred stock to meet the needs of the company at the time it is issued. The provision currently in the Articles of Incorporation allocating 10% of net assets to the preferred stock has the effect of limiting the utility of the preferred stock to the rare situation in which that specific allocation of net assets would be appropriate.

               Amendment to eliminate Article XV
            which makes the officers and directors
             personally liable if the name of the
             corporation is changed without notice
                      to the shareholders

     Proposal. Article XV of the Articles of Incorporation provides that should the Board of Directors change the name of the corporation without giving notice to the shareholders, each officer and director who attended the meeting at which the change was approved will be personally liable to each shareholder for breach of fiduciary duty, and they will together be required to pay to the shareholders the market price for the common stock or $5.00 per share if there is no market.

     Reasons for Proposal. Under the Colorado Business Corporation Act, it would not be possible for the Board of Directors to change the company's name without notifying the shareholders. Nevertheless, the presence of this rather strange provision in the Articles, with the express threat of personal liability, could be a factor that would persuade an individual to refuse to serve on the Contex Board of Directors. The sensible thing, therefore, is to eliminate Article XV, so we will never need to explain it to prospective Board members.


                      PROPOSAL TO ADOPT THE
                 2000 STOCK AND STOCK OPTION PLAN
                   (Item #2 on the Proxy Card)

     To date, neither Contex nor its subsidiary, Transportation Logistics
Int'l, Inc. ("TLI") has established an equity incentive plan for their employees and management. The Board of Directors believes that the ability to grant stock and stock options is necessary to support TLI's ongoing expansion. The competition for experienced logistics managers and for software engineers qualified to work in developing TLI's systems and infrastructure is fierce. Individuals possessing a high level of technological or marketing skill in those fields have come to expect that their compensation package will include options. If TLI hopes to retain the individuals it presently has and attract those it will need to compete in those markets, it must be able to offer equity incentives. For that reason, the Board of Directors has adopted the 2000 Stock and Stock Option Plan.

     The Board of Directors believes that the availability of equity incentives is important to Contex in that it will help Contex to attract and
retain qualified personnel.   The Board of Directors recommends a vote FOR this
proposal.

             Summary of the 2000 Stock and Stock Option Plan

     Stock Options. The Plan provides for grants of stock options thereunder. The Board of Directors will determine the number of shares subject to options and all other terms and conditions of the options. No option will have a term of more than 10 years. The Board of Directors will provide a vesting schedule for each option. No option will be transferable, except by will or the laws of inheritance.

     Some of these options may qualify under Section 422 of the Internal
Revenue Code of 1986 (the "Code"), and others may not. Stock options designed to qualify thereunder are referred to hereinafter as incentive stock options. All other stock options are referred to hereinafter as non-qualified stock options. The essential differences between incentive stock options and non-qualified stock options, as well as the differences in tax treatment under the Code are described below.

     For as long as the exercise price of a stock option is fair to Contex, the Board of Directors may put any price on the exercise of a stock option. In order to qualify under Section 422 of the Code, however, the exercise price of an incentive stock option may not be less than (i) 110% of the fair market value of a share of Contex common stock on the date the stock option is granted to a shareholder who owns 10% or more of the voting power in Contex, and
(ii) 100% of the fair market value of a share of the common stock on the date the stock option is granted to anyone else.

     All options granted under the Plan shall expire not later than ten
(10) years from the date of the grant. Every incentive stock option granted to a shareholder who owns 10% or more of the voting power in the Company, will expire not later than five (5) years after the grant.

     Grants of incentive stock options are limited in that the aggregate exercise price of all stock options, incentive and otherwise, vesting in one employee in any single calendar year may not exceed $100,000. There is no limit on vesting of non-qualified stock options.


     Restricted Stock. The Board of Directors may grant restricted stock under the Plan. Each share of restricted stock will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Board of Directors deems appropriate. Such restrictions may include restrictions on transferability of the shares and continued employment of the grantee. In order to qualify a grant of restricted stock under Section 162(m) of the Code, the Board of Directors may condition vesting of the grant on the attainment of specific performance goals, using the same criteria as described below for performance shares.

     Performance Shares.  The Board of Directors may also award
"performance shares" under the Plan. Such incentive awards are contingent and may be converted into shares of Common Stock only if specific performance goals are achieved over a period of not less than six months. If the performance goals are not achieved, the awards are forfeited or reduced. A performance share is equivalent in value to a share of Common Stock. Unless limited by the Board of Directors, participants in the Plan may receive dividend equivalents on performance shares.

     Eligibility for Participation. All employees of Contex or TLI or any subsidiary of TLI, non-employee directors of Contex, and consultants performing services for Contex or TLI (other than services in connection with raising capital or promoting the stock of Contex) are eligible to participate in the Plan. The Board of Directors will have sole discretion as to the selection of persons eligible to participate in the Plan.

     Available Shares. The Board of Directors shall have the authority to make awards under the Plan, over a ten year period, providing for the issuance, in the aggregate, of up to two million (2,000,000) shares of Common Stock. After the tenth anniversary of the Effective Date, no award may be made.

     Awards to Date. To date, the Board has granted non-qualified stock options for 100,000 shares under the Plan. The options were granted to employees of TLI, none of whom were officers or directors of Contex. The options may be exercised during a five year period to purchase shares at a price of $1.00 per share.

     Federal Income Tax Matters Relating to Stock Options. Management believes that the following is an accurate summary of the principal U.S. Federal income tax consequences, under present law, of the issuance and exercise of stock options granted under the Plan. This summary is not intended to be exhaustive. Among other things, this summary does not describe state or local tax consequences.

     A participant will not be deemed to have received any income subject to tax at the time an incentive stock option or, under certain circumstances, a non-qualified stock option is granted. Nor will Contex be entitled to a tax deduction at that time. When a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. Contex will be allowed a tax deduction in the year the shares are valued in an amount equal to the ordinary income that the participant is deemed to have received. If an incentive stock option is exercised by a participant who is employed by Contex or TLI at the time of exercise or has been employed by Contex or TLI within three months prior to exercise, the participant will not be deemed to have received any income subject to tax at such time, although the excess of the fair market value of the common stock so acquired on the date of exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

     The participant who exercises an incentive stock option and holds his shares of common stock for at least (i) one year after the exercise date and
(ii) two years after the date of the grant will realize a long term capital gain or loss, in the amount of the difference between the exercise price and the sales price, upon the subsequent sale of such shares.

     A "disqualifying disposition" of an incentive stock option will result whenever the shares of common stock acquired upon the exercise of an incentive stock option are not held for at least one year. At that time the participant will be deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (b) the excess of the amount realized on the disposition of the shares of common stock over the exercise price. If the amount realized on the "disqualifying disposition" of the shares of common stock exceeds the fair market value on the date of exercise, the gain on the excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of the shares of common stock acquired through the exercise of incentive stock options is capital loss.
     In the event of a "disqualifying disposition," Contex will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant. In the absence of a "disqualifying disposition," no income tax deduction will be allowed to Contex with respect to the shares of common stock purchased by the participant through the exercise of an Incentive Stock Option.

                          OTHER MATTERS

Vote Required to Approve Proposals

     The affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote will be required for approval of each of the Proposals. Abstentions will have the same effect as negative votes since the percentage requirement for approval is based on all shares present at the meeting and not only on those shares casting votes.
Broker non-votes, if any, will not be counted and will have no effect on the vote.

Transaction of Other Business.

     As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

Submission of Shareholder Proposals.

     In order for shareholder proposals intended to be presented at the next meeting of Shareholders to be eligible for inclusion in Contex's Proxy Statement and the form of proxy for such meeting, they must be received by Contex at its principal offices in East Orange a reasonable time before Contex prints its proxy materials for the meeting. The Board of Directors has not determined when there will be another meeting of the Shareholders.

Solicitation of Proxies

     The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by Contex. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and Contex will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of Contex, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.

                            By Order of the Board of Directors

                            MICHAEL MARGOLIES
                            Chairman of the Board

Dated:    East Orange, New Jersey
          November 29, 2000